Exhibit 5

                                       May 11, 2000

Drew Industries Incorporated
200 Mamaroneck Avenue
White Plains, New York 10601

         Re:  Drew Industries Incorporated
              Stock Option Plan

Dear Sirs:

      Drew Industries Incorporated, a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form S-8, dated the date hereof (the "Registration Statement"), to which this opinion is an exhibit, relating to the proposed offering of 900,000 shares of its common stock, par value $.01 per share (the "Additional Common Stock"), to be issued in connection with the exercise of options granted pursuant to the Drew Industries Incorporated Stock Option Plan, Amended and Restated June 1, 1999, as amended (the "Plan"). The Additional Common Stock will be comprised of authorized and unissued or reacquired shares of the Company's common stock.

      We have examined such corporate records of the Company, and such other instruments, documents, certificates and agreements and made such further investigation as we have deemed necessary as a basis for this opinion.

      For the purpose of this opinion, we have assumed that (1) the Registration Statement shall have become effective, and (2) all action necessary under state "Blue Sky" laws to permit the offer and sale of the Common Stock pursuant to the Plan, having been taken or applied for, shall have been completed.

      Based on the foregoing, it is our opinion that, subject to the foregoing assumptions, the above-referenced 900,000 shares of Common Stock are duly authorized and when properly issued, delivered and sold in accordance with the Plan, such shares of Common Stock will be legally issued, fully paid and non-assessable.

      Harvey F. Milman, a member of this firm, is an Assistant Secretary of the Company and beneficially owns 32,200 shares of the Common Stock.

      We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       GILBERT, SEGALL AND YOUNG LLP